HAROLD Y. SPECTOR, CPA                    SPECTOR & ASSOCIATES, LLP

                  70 SOUTH LAKE AVENUE

STEVEN M. SPECTOR, CPA                               Certified Public Accountants

                               SUITE 630

                                                                                             (888) 584-5577                                         PASADENA, CA 91101

                                                                                          Fax (626) 584-6447

                                                                                       spectorwongcpa@aol.com

July 28, 2010

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs:

We have read Item 4.01(a) of City Capital Corporation’s Report on Form 8-K, dated July 28, 2010 and agree with the statements made therein. We consent to the filing of this letter as Exhibit 16.1 to the Form 8-K.

Yours truly,

/s/ Spector & Aassociates LLP

Spector & Associates, LLP

Pasadena, CA